UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

TimkenSteel Corporation

(Exact name of registrant as specified in its charter)

Ohio	001-36313	46-4024951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Ave., S.W. Canton, Ohio	44706-2798
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-438-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2014, the Board of Directors (the “Board”) of TimkenSteel Corporation (the “Company”) approved the adoption or assumption of the compensatory arrangements described below in which one or more of the Company’s named executive officers participate or will participate.

Supplemental Pension Plan

The Board approved the Company’s adoption of the Supplemental Pension Plan of TimkenSteel Corporation (Effective June 30, 2014) (the “SERP”). The SERP is intended to be a continuation of the Amended and Restated Supplemental Pension Plan of The Timken Company (“Timken”) and is designed to allow the Company to provide supplemental retirement benefits to certain employees in excess of the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended (the “Code”). Participation in the SERP is available to certain employees and former employees of the Company whose benefits under the TimkenSteel Corporation Retirement Plan (the “Qualified Plan”) are limited by the Code, as well as employees of the Company who have Excess Benefits Agreements currently in effect with the Company.

For employees without an Excess Benefits Agreement, supplemental retirement income benefits under the SERP are generally equal to the excess of the benefit that would have been payable to the participant under the Qualified Plan in the absence of Code limitations over the amount actually payable to such participant under the Qualified Plan. Generally, payments under the SERP will begin following the later of the participant’s separation from service or the participant’s 55th birthday. Benefits under the SERP may be forfeited if the participant engages in certain competitive activity against the Company within two years following his or her separation from service.

For employees with an Excess Benefits Agreement, supplemental retirement benefits are as described in such employees’ Excess Benefits Agreements.

Excess Benefits Agreements

The Board has approved the assumption from Timken of Excess Benefits Agreements (in the form of Company Amended and Restated Employee Excess Benefits Agreements (the “Excess Benefits Agreements”)) with Ward J. Timken, Jr. and Donald L. Walker.

Each of Mr. Walker and Mr. Timken’s monthly supplemental retirement benefit will be an amount equal to (1) 60% of one-twelfth of such employee’s Final Average Earnings, multiplied by a fraction, the numerator of which is his years of service and the denominator of which is 10, minus (2) any monthly defined benefit plan payments provided by the Company, minus (3) the monthly benefit under the formula discussed in the Supplemental Pension Plan section above, minus (4) the monthly annuity equivalent of the aggregate amount of employer contributions each had an opportunity to receive under the Timken defined contribution programs, The Timken Company Post-Tax Savings Plan, and the TimkenSteel Corporation Savings and Investment Pension Plan (the “SIP”). Mr. Timken’s benefit also includes a lump sum amount equal to $58,323.23 plus interest.

The benefits under Mr. Walker and Mr. Timken’s Excess Benefits Agreements are vested after five years of service as an officer of the Company.

Severance Agreements

The Board approved entering into Severance Agreements with Ward J. Timken, Jr., Donald L. Walker, Christopher J. Holding, and Frank A. DiPiero (the “Severance Agreements”). The Severance Agreements are intended to provide severance protection to key employees of the Company and provide for compensation in the event of (1) a change in control followed by certain events as described below or (2) involuntary termination other than (a) termination due to criminal activity, willful misconduct or gross negligence in the performance of the employee’s duties, (b) termination of employment in connection with certain corporate transactions, or (c) a termination pursuant to a “Company Termination Event” (any such involuntary termination, a “Termination Without Cause”). For purposes of the Severance Agreements, “Company Termination Event” is defined to include the employee’s death or disability, as well as certain acts constituting “cause” (such as intentional acts of fraud or wrongful engagement in competitive activity).

Change in Control. Under the Severance Agreements, when certain events occur, such as a material reduction in the employee’s responsibilities or termination of the employee’s employment other than pursuant to a Company Termination Event, during the three year period following a change in control of the Company (as defined in the Severance Agreements), an employee covered by a Severance Agreement will be entitled to receive a lump sum cash severance payment in an amount equal to three times the sum of: (1) the greater of (a) the employee’s annual base salary in effect prior to the termination or (b) the employee’s annual base salary in effect prior to the change in control plus (2) the greater of (a) the employee’s target annual amount of incentive compensation for the year in which the officer terminates employment or (b) the employee’s target annual amount of incentive compensation for the year in which the change in control occurs. In addition, the employee would receive a lump sum amount representing the SERP benefit, if applicable. The lump sum amount is determined by calculating the benefit under the Qualified Plan and the SERP assuming the employee continued to earn service until the first to occur of the third anniversary of the change in control or the end of the severance period (the “CIC Severance Period”), with annual earnings during the CIC Severance Period equal to the compensation described above. The lump sum amount is reduced by the lump sum equivalent of the benefit payable from the Qualified Plan. This lump sum is determined based on the mortality table and interest rate promulgated by the Internal Revenue Service under Section 417(e)(3) of the Code. The employee would also receive certain benefits based on contributions that would have been made to the SIP during the CIC Severance Period. In the event of a change in control, the amounts payable under the Severance Agreement may become secured by a trust arrangement.

Involuntary Termination Without Cause. In the event of a Termination Without Cause other than as described above following a change in control, an employee covered by a Severance Agreement will be entitled to a lump sum cash severance payment equal to 1.5 times (two times in the case of Mr. Timken) the sum of (1) his base salary plus (2) an amount equal to the highest annual incentive payout percentage during the preceding five years, multiplied by the target amount of incentive pay for the year in which he was terminated.

Other Benefits. An employee entitled to receive a severance payment under a Severance Agreement would also be eligible to continue to participate in the Company’s medical, dental, vision and life insurance policies until the earlier of: (a) attaining eligibility for any such coverage under another medical plan or (b) the completion of the applicable severance period following the termination of the employee’s employment. Such an employee would be required to pay the full cost of coverage under the Company’s medical, dental and vision policies, but would be reimbursed on an after-tax basis for the amount paid for such coverage in excess of the amount Company employees are required to pay for such coverage. An employee covered by a Severance Agreement who is terminated without cause and other than in connection with certain corporate transactions will also be entitled to pro-rated incentive compensation for the year in which the termination occurs.

In the event that an employee’s benefit under a Severance Agreement constitutes an “Excess Parachute Payment” under Section 280G of the Code, then such benefit will be reduced to the extent necessary such that no portion of such benefit constitutes an Excess Parachute Payment, but only if such reduction would result in an increase in the aggregate payments and benefits to be provided.

Deferred Compensation Plan

The Board approved the adoption of the TimkenSteel Corporation 2014 Deferred Compensation Plan (Effective June 30, 2014) that constitutes a continuation of a deferred compensation plan maintained by Timken and allows certain employees to defer receipt of all or a portion of their salary, certain Company contributions to the SIP and/or incentive compensation payable in cash or Company common shares until a specified point in the future. Cash deferrals earn interest quarterly at a rate based on the prime rate plus one percent, unless otherwise determined by the Compensation Committee of the Board. The Deferred Compensation Plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. When such payments are due, they will be distributed from the Company’s general assets.

In the event of a change in control of the Company or, in some cases, a change in control of Timken (each as defined in the Deferred Compensation Plan), participants are entitled to receive deferred amounts immediately, unless it would result in adverse consequences under Section 409A of the Code. Further, certain deferrals under the Deferred Compensation Plan will be transferred to a trust in connection with certain changes in control of the Company.

The foregoing summaries of the SERP, the Excess Benefits Agreements, the Severance Agreements and the Deferred Compensation Plan are qualified in their entirety by reference to the full text of such plans and form agreements that are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Changes in Fiscal Year.

On June 13, 2014, the Company filed its Amended and Restated Articles of Incorporation with the Ohio Secretary of State, which became effective immediately upon filing. The form of the

Amended and Restated Articles of Incorporation was previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on February 11, 2014, as amended (the “Registration Statement”). The summary of the Amended and Restated Articles of Incorporation is contained in the “Description of Capital Stock” section of the Information Statement filed as Exhibit 99.1 to the Registration Statement and is incorporated herein by reference. Among other things, the Amended and Restated Articles of Incorporation increased the Company’s authorized capital to 210,000,000 shares, comprised of 200,000,000 common shares without par value and 10,000,000 preferred shares without par value.

The Amended and Restated Articles of Incorporation were approved by Timken, the Company’s sole shareholder, and by the Board. A copy of the Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

On June 11, 2014, Timken, the Company’s sole shareholder, approved the Company’s Code of Regulations (the “Regulations”), which became effective upon such approval. The Regulations were previously filed as Exhibit 3.2 to the Registration Statement. Summaries of certain provisions of the Regulations are contained in the “Description of Capital Stock” section of the Information Statement filed as Exhibit 99.1 to the Registration Statement and are incorporated herein by reference.

The Regulations were previously approved by the Board. A copy of the Regulations is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of TimkenSteel Corporation

3.2	Code of Regulations of TimkenSteel Corporation (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Company’s Registration Statement on Form 10 filed on May 15, 2014, File No. 001-36313)

10.1	Supplemental Pension Plan of TimkenSteel Corporation (Effective June 30, 2014)

10.2	Form Amended and Restated Employee Excess Benefits Agreement with TimkenSteel Corporation

10.3	Form Severance Agreement with TimkenSteel Corporation

10.4	TimkenSteel Corporation 2014 Deferred Compensation Plan (Effective June 30, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TimkenSteel Corporation

By:	/s/ Frank A. DiPiero
Name: Frank A. DiPiero
Title: Executive Vice President, General Counsel and Secretary

June 13, 2014

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of TimkenSteel Corporation

3.2	Code of Regulations of TimkenSteel Corporation (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Company’s Registration Statement on Form 10 filed on May 15, 2014, File No. 001-36313)

10.1	Supplemental Pension Plan of TimkenSteel Corporation (Effective June 30, 2014)

10.2	Form Amended and Restated Employee Excess Benefits Agreement with TimkenSteel Corporation

10.3	Form Severance Agreement with TimkenSteel Corporation

10.4	TimkenSteel Corporation 2014 Deferred Compensation Plan (Effective June 30, 2014)